 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013 appearing in the Annual Report on Form 10-K of Tile Shop Holdings, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 22, 2013